Exhibit 10.16
GEOVAX LABS INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
     This “2006 Equity [Stock Option] Incentive Plan Agreement” herein identified as (“Agreement”) is entered into as of this            day of                    , 200     , by and between GeoVax Labs Inc., an Illinois corporation (the “Company”), and                                          (the “Optionee”).
     1. Incorporation of Plan. This option is granted pursuant to the provisions of the GeoVax Labs, Inc. 2006 Equity Incentive Plan (the “Plan”), and the terms and definitions of the Plan are incorporated into this Agreement by reference and made a part of this Agreement. Optionee acknowledges receipt of a copy of the Plan.
     2. Grant of Option. Subject to the terms, restrictions, limitations and conditions stated in this Agreement, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option (the “Option”) to purchase all or any part of the number of shares of the Company’s Common Stock, no par value per share (the “Stock”), set forth on Schedule A attached and incorporated into this Agreement by reference. The Option shall be exercisable in the amounts and at the time(s) specified on Schedule A. The Option shall expire and shall not be exercisable on the date specified on Schedule A or on such earlier date as determined pursuant to Section 9 of this Agreement. The vesting schedule and other controlling factors for are set forth in Schedule A.
     3. Purchase Price. The price per share to be paid by the Optionee for the shares subject to this Option (the “Exercise Price”) shall be as specified on Schedule A.
     4. Withholding. The Company has the authority and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Optionee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the exercise of the Option.
     5. Exercise Terms. The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of purchasable stock as to which the Option remains unexercised. If this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.
     6. Option Non-Transferable. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or as otherwise permitted pursuant to the Plan.
     7. Notice of Exercise of Option. This Option may be exercised by the Optionee, or by the Optionee’s administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached to this Agreement as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company to the attention of the President, Chief Executive Officer or such other officer as the President or Chief Executive Officer may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee then elects to purchase hereunder and (b) be accompanied by payment of the total Exercise Price applicable to such shares as provided herein. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the Optionee, or the Optionee’s designee.
     8. Adjustment in Option. The number of Shares subject to this Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with Section 3.2 of the Plan.
     9. Termination, Death or Disability of Employee

     (a) Except as otherwise specified in Schedule A to this Agreement, in the event of the termination of the Optionee’s employment with the Company or any of its Subsidiaries, other than a termination that is either (i) for Cause or (ii) for reasons of death or disability, the Optionee may exercise this Option at any time within three (3) months after such termination to the extent of the number of shares which were Purchasable hereunder at the date of such termination.
     (b) Except as specified in Schedule A attached hereto, in the event of a termination of the Optionee’s employment for Cause, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.
     (c) If the Optionee’s employment is terminated because of the Optionee’s death or disability (or the Optionee dies within three (3) months after a termination other than for cause or because of Optionee’s disability), then the Options may be exercised only to the extent that such Options would have been exercisable by the Optionee on the termination date and must be exercised by the Optionee (or the Optionee’s legal representative) no later than twelve (12) months after the termination date.
     10. Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law, and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon an attempted exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the SEC) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this paragraph.
     11. Miscellaneous.
     (a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.
     (b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Illinois.
     (c) Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at Optionee’s address shown in the Company’s records and, if to the Company, to the executive offices of the Company at: 1256 Briarcliff Road, Atlanta, Georgia 30306, or at such other addresses that the parties provide to each other in accordance with the foregoing notice requirements.
     (d) This Agreement may not be modified except in writing executed by each of the parties to it.
     IN WITNESS WHEREOF, the Company and the Optionee have executed this Stock Option Agreement, as of the day and year first above written.

GEOVAX LABS INC.		OPTIONEE

By:

	Name: Donald G. Hildebrand	Name:
Title: President/CEO

SCHEDULE A
GRANT OF STOCK OPTIONS
BETWEEN
GEOVAX LABS INC.
AND

Dated:
1.     Number of Shares Subject to Option:                            Shares.
2.     This Option (Check one) ☐ is ☐ is not intended to be an Incentive Stock Option.
3.     Option Exercise Price: $                          per Share.
4.     Date of Grant:
5.     Expiration Date:
6.     Option Vesting Schedule and Expiration Date:
Check one:

( ) Options are exercisable with respect to all shares on or after the date hereof.

( ) Options are exercisable with respect to the number of shares indicated below on or after the date indicated next to the number of shares, and the Options expire as to that number of shares unless exercised on or before the expiration date indicated next to the number of shares:

No. of Shares Vesting Date

( ) Options are exercisable pursuant to other criteria as described below:
7.     Other Provisions/Terms:

SCHEDULE B
NOTICE OF GEOVAX LABS INC STOCK OPTION EXERCISE
     The undersigned hereby notifies GeoVax Labs Inc. (the “Company”) of this election to exercise the undersigned’s stock option to purchase                           shares of the Company’s common stock, $.001 per share (the “Common Stock”), pursuant to the Stock Option Agreement (the “Agreement”) between the undersigned and the Company dated                                           ,      .
     Accompanying this Notice is payment in the                 amount of $                                 representing payment of the full amount of the exercise price of the stock options being exercised herewith.
     IN WITNESS WHEREOF, the undersigned has set his hand and seal, this                      day of                      ,           .

OPTIONEE [OR OPTIONEE’S ADMINISTRATOR, EXECUTOR
OR PERSONAL REPRESENTATIVE]

Signature:

Name [print]:

Position (if other than Optionee):

The following officers and directors were granted non-qualified stock options under the foregoing form of Non-Qualified Stock Option Agreement under GeoVax Labs, Inc. 2006 Equity Incentive Plan:

	Per Share	Number
	Exercise	of Shares
	Price of	Subject to
Name	Options	Option
Kollintzas, Dean	$0.355	1,320,000
	$0.161	500,000
	$0.11	500,000
	$0.14	500,000

McNally, Robert	$0.355	1,320,000
	$0.161	500,000
	$0.17	2,400,000
	$0.11	500,000
	$0.14	500,000

Newman, Mark	$0.16	1,200,000

Reynolds, Mark	$0.355	1,800,000
	$0.161	500,000
	$0.11	500,000
	$0.14	500,000
	$0.11	500,000

Robinson, Harriet	$0.14	500,000
	$0.355	1,320,000

Spencer, Jack	$0.161	500,000
	$0.11	500,000
	$0.14	500,000

Tsolinas, Peter	$0.17	1,320,000
	$0.14	500,000